EXHIBIT 99.1

                         [ION NETWORKS, INC. LETTERHEAD]
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                 Contacts     Investors:     Stephanie Prince/ Ian Hirsch
                                  Press:     Emily Brunner
                                             Morgen-Walke Associates, Inc.
                                             212-850-5600
                                             investor-relations@ion-networks.com

                  ION NETWORKS SECURES PRIVATE EQUITY FINANCING

     Funds targeted to Improving Balance Sheet and Sales Execution Strategy

Piscataway, New Jersey -- February 14, 2002 - ION Networks(TM), Inc. (Nasdaq:
IONN), a leading provider of security and management solutions that protect critical infrastructure from internal and external security threats while maintaining high availability, announced today that it has executed a private equity investment agreement with the New York based institutional investment firm, Special Situations Funds, for $3.48 million. Pursuant to the financing, the Company issued 4,000,000 shares of common stock to Special Situations Funds at a per share price of $0.87. In addition, the Company also issued to Special Situations Funds warrants for an additional 1,120,000 shares of common stock that would allow the Company to receive an additional $1.4 million if the warrants were exercised in full. The warrants will expire on February 14, 2007 and are exercisable at a per share price of $1.25, subject to customary anti-dilution adjustments. The Company also has the right to call the warrants in the event that the common stock trading price exceeds $1.50 per share for twenty consecutive trading sessions.

"We welcome this new investment and endorsement from Special Situations Funds," said Kam Saifi, President & CEO of ION Networks. "This investment will enable us to improve our balance sheet and should enhance sales execution of the Company's newest product, ION Secure(TM) 5010, and in turn help position the Company to capitalize on the largely untapped and rapidly growing market for protecting IP enabled infrastructure elements from administrator level security threats."

The shares and warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of any securities.

About ION Networks

ION Networks, Inc. is a leading provider of infrastructure security and management solutions. The ION Secure suite helps customers protect critical infrastructure and maximize operational efficiency while lowering operational costs. ION Networks customers include AT&T, Bank of America, British Telecom, Citigroup, Entergy, Intel, Oracle, Qwest, SBC, Sprint, WorldCom and the U.S. Government. Headquartered in Piscataway, New Jersey, the Company has installed tens

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of thousands of its products worldwide from its eight direct sales offices in the United States, Livingston, Scotland and Antwerp, Belgium, and its distribution channels on four continents.

ION Networks and ION Secure are trademarks of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company's ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company's distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission Filings, including but not limited to those appearing within the Company's most recent Quarterly Reports on Form 10-QSB and on Form 10-KSB on file with the Securities and Exchange Commission.

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